As filed with the Securities and Exchange Commission on March 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KEYSIGHT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4254555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Fountaingrove Parkway

Santa Rosa, CA 95403

(800) 829-4444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Williams

Senior Vice President, General Counsel and Secretary

1400 Fountaingrove Parkway

Santa Rosa, CA 95403

(800) 829-4444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey D. Karpf, Esq.

Sung K. Kang, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share(3)
Preferred Stock, par value $0.01 per share(3)
Senior Debt Securities

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	The registrant will pay registration fees pursuant to Rule 456(b) and 457(r) in connection with offerings of securities hereunder, and will update this table by post-effective amendment or prospectus filed pursuant to Rule 424(b) to indicate the aggregate offering price of the securities offered and the amount of the registration fees paid.
(3)	Includes shares of Common Stock and Preferred Stock issuable upon conversion of other securities registered hereunder.

PROSPECTUS

KEYSIGHT TECHNOLOGIES, INC.

Common Stock

Preferred Stock

Senior Debt Securities

Keysight Technologies, Inc. may from time to time offer the following securities for sale through this prospectus:

•	Common stock, par value $0.01 per share (“Common Stock”);

•	Preferred stock, par value $0.01 per share (“Preferred Stock”), which may be convertible into Common Stock or another series of Preferred Stock; and

•	Senior debt securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to an offering, will be set forth in a supplement to this prospectus or a free writing prospectus.

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our Common Stock is traded on the New York Stock Exchange under the symbol “KEYS.” Each prospectus supplement will indicate if the securities offered thereby will be listed.

You should read carefully this prospectus, the prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the documents incorporated by reference in this prospectus, before you invest.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2017

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless the applicable prospectus supplement indicates otherwise, the terms “we,” “us,” “our” “Keysight” or the “Company” and similar terms refer to Keysight Technologies, Inc. and its consolidated subsidiaries.

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act”, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer or sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement and any other offering materials may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference in this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering materials related to such securities.

Before you make your investment decision, you should carefully read this prospectus and any related prospectus supplement or other offering materials, together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference”.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any prospectus supplement. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate at any date other than the date on the cover page of each such document.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations and Business sections of our Annual Report on Form 10-K, may contain forward-looking statements, as described in the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These statements involve a number of known and unknown risks, uncertainties, and other factors, which may cause actual results, performance, or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements regarding future events and the future results of Keysight are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “predicts,” “potential,” “forecasts,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “continue,” “will,” “assumes,” “guides,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking statements. The forward-looking statements contained herein and therein include, but are not limited to, information regarding the ability of Keysight and Ixia (as defined below) to complete the transactions contemplated by the Merger Agreement (as defined below), including the satisfaction of the conditions to the transactions set forth in the Merger Agreement, and Keysight’s and the combined company’s (as defined below) estimated or anticipated future results of operations. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements depending on a number of factors affecting our business. These factors include, among others:

•	the risks and uncertainties incidental to the technology industry, including price and product competition;

•	dependence on new product development, technological advances and innovation;

•	the effect of trends, seasonality, cyclicality and growth in, and drivers of, the markets we sell into and our strategic direction;

•	our cost-control activities, savings and headcount reduction recognized from our restructuring programs and other cost saving initiatives;

•	risks related to new product and service introductions;

•	the ability of our products to meet market needs;

•	changes to our manufacturing processes;

•	the inability to obtain regulatory approvals of the Merger (including the approval of antitrust authorities necessary to complete the Merger) on the terms desired or anticipated;

•	the timing of antitrust approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger;

•	the risk that a condition to closing the Merger may not be satisfied on a timely basis or at all;

•	the risk that the Merger fails to close for any other reason;

•	the possibility that the anticipated synergies and other benefits from the Merger will not be realized, or will not be realized within the expected time periods;

•	changes in customer demand for our or Ixia’s products and services caused by demographic changes or other factors;

•	shifts in the product category or regional sales mix of our or Ixia’s products and services;

•	the risks and uncertainties related to our ability to successfully integrate our operations, products and employees and those of Ixia;

•	the effect of the potential disruption of management’s attention from ongoing business operations due to the pending Merger;

•	the effect of the announcement of the Merger on our and Ixia’s relationships with our and their respective customers, vendors and lenders and on our and their respective operating results and businesses generally;

•	access to available financing on reasonable terms;

•	the outcome of any legal proceedings related to the Merger;

•	the ability to obtain and maintain adequate intellectual property protection;

•	the ability to form and implement alliances;

•	challenges relating to changes in and compliance with governmental laws and regulations, including foreign government regulators;

•	changes in tax obligations arising from tax reform measures or examinations by tax authorities;

•	our future effective tax rate and tax valuation allowance;

•	risks related to earnings from our or Ixia’s foreign subsidiaries;

•	risks related to remediation activities due to environmental contamination or otherwise;

•	the use of contract manufacturers;

•	the impact of local government regulations on our ability to pay vendors or conduct operations;

•	our liquidity position and our ability to generate cash from operations;

•	the ability to grow our businesses and our investments, whether as part of the combined company business or on a standalone basis;

•	the potential impact of adopting new accounting pronouncements on our financial results, our purchase commitments, our contributions to our pension plans, the selection of discount rates and recognition of any gains or losses for our benefit plans; and

•	changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations.

Readers are referred to the cautionary statements and important factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended October 31, 2016, our Quarterly Report for the period ended January 31, 2017, Ixia’s Annual Report on Form 10-K for Ixia’s fiscal year ended December 31, 2016 and any prospectus supplement hereto for further information. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

KEYSIGHT TECHNOLOGIES, INC.

Keysight Technologies, Inc. is a measurement company providing electronic design and test solutions to communications and electronics industries. Keysight provides electronic design and test instruments and systems and related software, software design tools, and related services that are used in the design, development, manufacture, installation, deployment and operation of electronics equipment. Related services include start-up assistance, instrument productivity, application services and instrument calibration and repair. Keysight also offers customization, consulting and optimization services throughout the customer’s product lifecycle. Customers span the worldwide communications ecosystem, internet infrastructure, aerospace & defense, automotive, semiconductor and general electronics end markets.

We were formed as a Delaware corporation on December 6, 2013. On November 1, 2014, Keysight became an independent publicly-traded company through the distribution by Agilent Technologies Inc. (“Agilent”) of 100 percent of the outstanding common stock of Keysight Technologies, Inc. to Agilent’s shareholders (the “Separation”). On August 13, 2015, we acquired all of the share capital of Anite plc, a United Kingdom-based global company with strong software expertise and a leading supplier of wireless test solutions.

On January 30, 2017, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ixia, a California corporation (“Ixia”), and, by a joinder dated February 2, 2017, Keysight Acquisition, Inc., a California corporation and our wholly owned subsidiary (“Merger Sub”). The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, for the merger of Merger Sub with and into Ixia (the “Merger”), with Ixia surviving the Merger as our wholly-owned subsidiary. The Merger is expect to close no later than October 30, 2017 and is subject to customary closing conditions, including shareholder and regulatory approvals. In this prospectus, unless otherwise stated or the context otherwise implies, “Ixia” refers to Ixia and its subsidiaries and “combined company” refers to us and Ixia after giving effect to the Merger.

Our principal executive offices are located at 1400 Fountaingrove Parkway, Santa Rosa, California 95403. Our telephone number is (800) 829-4444. You can access financial and other information at our Investor Relations website. The address is www.investor.keysight.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus or any prospectus supplement.

If you want to find more information about us, please see the section entitled “Where You Can Find More Information” in this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider all of the risk factors and other information included in any related prospectus supplement or free writing prospectus, in the documents incorporated or deemed incorporated by reference in this prospectus and the related prospectus supplement or free writing prospectus and the matters addressed under the captions “Risk factors” and “Forward-Looking Statements,” for a discussion of certain factors that you should consider before investing in our securities.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment of debt, share repurchases, financing capital commitments and financing future acquisitions. Any other specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement with respect thereto.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical combined and consolidated financial statements before November 1, 2015 include certain expenses of Agilent that were allocated to us for certain functions, including general corporate expenses related to information technology, research and development, finance, legal, insurance, compliance and human resources activities. These costs may not be representative of the future costs we have incurred or will incur as an independent public company. The historical financial information included here may not necessarily reflect our financial position and results of operations or what our financial position and results of operations would have been had we been an independent, publicly-traded company during the historical periods presented or be indicative of our future performance as an independent company.

The following table shows Keysight’s ratio of earnings to fixed charges for each of the periods indicated (in millions, except ratios):

	Three Months Ended January 31, 2017	October 31, 2016	October 31, 2015	October 31, 2014	October 31, 2013	October 31, 2012
Earnings:
Income from continuing operations before income taxes	$109	$366	$388	$474	$501	$746
Fixed Charges	16	62	61	16	12	12

Earnings from continuing operations before income taxes, as adjusted	$125	$428	$449	$490	$513	$758
Fixed Charges:
Interest expense	$12	$46	$45	$3	$—	$—
Estimate of interest within rental expense(1)	4	15	14	13	12	12
Amortization of capitalized expenses related to indebtedness	—	1	1	—	—	—

Total fixed charges	$16	$62	$61	$16	$12	$12
Ratio of earnings to fixed charges	8.0	6.9	7.4	30.6	42.8	63.2

(1)	Estimate of interest within rental expense consists of one-third of interest expense, which we believe is a reasonable estimate of interest within rental expense.

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus common stock, preferred stock, senior debt securities or any combination of the foregoing. The following description of the terms of these securities sets forth some of the general terms and provisions of the securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the related prospectus supplement. If the information contained in the applicable prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF EQUITY SECURITIES WE MAY OFFER

Authorized Stock

Our authorized capital stock consists of one billion shares of Common Stock, par value $0.01 per share, of which 171,543,474 shares were outstanding as of February 27, 2017, and 100 million shares of Preferred Stock, par value $0.01 per share, none of which were outstanding as of that date. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. The following summary description of our capital stock is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

Each holder of our Common Stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. Subject to any preferential rights of any then-outstanding Preferred Stock, holders of our Common Stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of Keysight, holders of our Common Stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding Preferred Stock.

Holders of our Common Stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Our Common Stock is traded on the New York Stock Exchange under the symbol “KEYS.”

The transfer agent and registrar for our Common Stock is Computershare Trust Company.

Preferred Stock

This section is only a summary of the Preferred Stock that we may offer. We urge you to read carefully our Amended and Restated Certificate of Incorporation and the designation we will file in relation to an issue of any particular series of Preferred Stock before you buy any Preferred Stock. This section describes the general terms and provisions of the Preferred Stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the Preferred Stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

Under the terms of Keysight’s Amended and Restated Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law (the “DGCL”) and by Keysight’s Amended and Restated Certificate of Incorporation, to issue up to 100,000,000 shares of Preferred Stock in one or more series without further action by the holders of our Common Stock. Keysight’s board of directors has the discretion, subject to limitations prescribed by the DGCL and by Keysight’s Amended and Restated Certificate of Incorporation, to determine the designations, powers, rights, preferences, privileges, qualifications, limitations and restrictions, including voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights and liquidation preferences, of each series of Preferred Stock.

The transfer agent and registrar for the Preferred Stock will be specified in the applicable prospectus supplement.

Restrictions on Change in Control

See “Important Provisions of Our Governing Documents and Delaware Law” below for a description of certain provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that may have the effect of delaying, deferring or preventing a change in control.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

The description below of the general terms of the debt securities that we may offer under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement.

The debt securities offered by this prospectus will be our unsecured senior notes, or the “notes”. We will issue the debt securities under the indenture dated as of October 15, 2014 (as amended, supplemented or otherwise modified, the “indenture”), between us and U.S. Bank National Association, as trustee, or the “trustee.” The terms of each series of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should refer to the Indenture and the Trust Indenture Act for a complete statement of the terms applicable to the notes.

We have summarized material terms and provisions of the indenture below. The following summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture. A copy of the indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indenture also gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series. The indenture does not limit the amount of debt securities or other unsecured debt which we may issue.

The debt securities will be unsecured and unsubordinated and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness outstanding from time to time.

The debt securities will not be secured by any of our property or assets and will be effectively junior to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and future liabilities of our subsidiaries, including their indebtedness and trade payables. Thus, by owning a debt security, you are one of our unsecured creditors.

We derive a substantial portion of our operating income and cash flow from our subsidiaries. Therefore, our ability to make payments when due to the holders of the notes is, in part, dependent upon the receipt of sufficient funds from our subsidiaries. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the notes or to provide Keysight with funds for its payment obligations with respect thereto, whether by dividends, distributions, loans or otherwise. As a result, claims of creditors of Keysight’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Keysight’s creditors, including holders of the notes. Accordingly, the notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of Keysight’s subsidiaries. In addition, provisions of applicable law, such as those limiting the payment of dividends, could limit the ability of Keysight’s subsidiaries to make payments or other distributions to it, and Keysight’s subsidiaries could agree to contractual restrictions on their ability to pay dividends or make payments or other distributions to it.

In addition to the following description of the debt securities, you should refer to the detailed provisions of the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

A prospectus supplement will specify the following terms of any issue of debt securities we may offer:

•	the designation or title, the aggregate principal amount and the authorized denominations if other than $2,000 and integral multiples of $1,000 in excess thereof;

•	the price(s) at which the debt securities will be issued;

•	the percentage of their principal amount at which the debt securities will be issued and, if applicable, the method of determining the price;

•	if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	the date or dates on which the debt securities will mature and any right to extend the date or dates;

•	if other than U.S. dollars, the currency or currencies in which payments on the debt securities will be payable and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding debt securities of a series;

•	the rate or rates at which the debt securities will bear interest, if any, or the method of determination (including indices) of the rate or rates;

•	the date or dates from which interest, if any, will accrue, the dates on which the interest, if any, will be payable, the method of determining holders to whom any of the interest will be payable and any right to defer the payment of interest;

•	any mandatory or optional sinking fund or analogous provisions;

•	the prices, if any, at which, the dates at or after which and the terms upon which, we may or must repay, repurchase or redeem the debt securities;

•	the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our Common Stock or another company’s securities or property or settled for the cash value of securities issued by us or a third party and the terms for any conversion or exchange or settlement;

•	the exchanges, if any, on which the debt securities may be listed;

•	any special provisions for the payment of additional amounts with respect to the debt securities;

•	whether the debt securities are to be issuable as registered securities or bearer securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•	each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•	any covenants applicable to the particular debt securities being issued;

•	whether the debt securities will be subject to defeasance or covenant defeasance;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information related thereto will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, the indenture does not limit our ability to incur indebtedness or protect holders of the debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of our outstanding indebtedness or otherwise affect our capital structure or credit rating.

Further Issuances

The indenture does not limit the aggregate principal amount of notes that may be issued under it. Unless otherwise provided in the terms of a series of notes, a series may be reopened, without notice to or consent of any holder of outstanding notes, for issuances of additional notes of that series. The terms of each series of notes will be established by, or pursuant to, a resolution of Keysight’s board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture.

Keysight may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as any series of the notes, and ranking equally and ratably with, any series of the notes, in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the notes of such series and will vote together as one class on all matters with respect to the notes of such series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by Keysight for such purpose (which initially will be the corporate trust office of the trustee located at Global Corporate Trust Services, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Keysight, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1 million principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-Entry; Delivery and Form; Global Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the office or agency of Keysight maintained for such purposes (which initially will be at the same location set forth in the preceding paragraph). No service charge will be made for any registration of transfer or exchange of notes, but Keysight may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Keysight is not required to transfer or exchange any note selected for redemption during a period of 15 days before the mailing or sending of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of that note for all purposes.

All amounts of principal of and premium, if any, and interest on the notes paid by Keysight that remain unclaimed two years after such payment was due and payable will be repaid to Keysight, and the holders of such notes will thereafter look solely to Keysight for payment.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for our Common Stock, Preferred Stock or our other securities or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Certain Covenants

Limitation on Liens

Keysight will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on (i) any Principal Property or (ii) the capital stock of any subsidiary, to secure any indebtedness for borrowed money of Keysight, any subsidiary or any other person without securing the notes equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to the exceptions described below:

•	liens on assets or property of a person at the time it becomes a subsidiary, securing only indebtedness of such person, provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

•	liens on assets created at the time of, or within 18 months after the later of, (a) the acquisition, purchase, lease, improvement or development of such assets or (b) the placing in operation of such assets, in each case, to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets or to secure debt incurred to provide funds for any such purpose;

•	liens on property incurred in permitted sale and leaseback transactions;

•	liens incurred in connection with pollution control, industrial revenue or similar financings;

•	liens in favor of only Keysight or one or more subsidiaries of Keysight;

•	liens on assets existing at the time of acquisition thereof, including acquisition through merger or consolidation;

•	liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Keysight or any Significant Subsidiary in the ordinary course of business;

•	liens in favor of the trustee granted in accordance with the indenture;

•	liens on property of Keysight or a subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute;

•	liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “—Limitation on Sale and Leaseback Transactions” below, do not exceed 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien;

•	with respect to any series of notes, liens existing on the date that notes of such series are first authenticated by the trustee; and

•	liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced (plus improvements on such property and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii) below) and the amount of indebtedness secured by such lien is not increased (other than (i) by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding and (ii) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project that is subject to a lien securing the indebtedness being extended, refinanced or renewed by an amount equal to such additional principal amount).

Limitation on Sale and Leaseback Transactions

Keysight will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which Keysight or any subsidiary leases any Principal Property that has been or is to be sold or transferred by Keysight or the subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Keysight or such subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Liens” above include:

•	leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only Keysight and a subsidiary of Keysight or only between subsidiaries of Keysight;

•	leases where the proceeds from the sale of the property are at least equal to the fair market value (as determined in good faith by Keysight) of the property and Keysight applies an amount equal to the net proceeds of the sale to the retirement of long-term indebtedness or to the purchase of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, Keysight may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to it;

•	leases of property executed by the time of, or within 18 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property; and

•	leases of property in connection with the separation and distribution of Keysight, including any such leases pursuant to or in accordance with the separation and distribution agreement or any other document or agreement relating to or entered into in connection with the separation and distribution of Keysight.

Limitation on Consolidation, Merger and Sale of Assets

Keysight may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

•	(1) Keysight is the surviving or continuing entity or (2) the successor entity, if other than Keysight, is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any State or the District of Columbia and expressly assumes by supplemental indenture all of Keysight’s obligations under the notes and the indenture;

•	immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	other conditions described in the indenture are met.

In the case of any such consolidation, merger, sale, lease, transfer or other conveyance in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Keysight under the indenture and, thereafter, except in the case of a lease, Keysight will be released from the obligation to pay principal and interest on the notes and all obligations and any covenants under the notes and the indenture.

Definitions

For purposes of the indenture:

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Keysight and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Keysight in accordance with GAAP which Keysight shall have most recently filed with the SEC or otherwise distributed to its shareholders (and not subsequently disclaimed as not being reliable by Keysight) prior to the time as of which “Consolidated Net Tangible Assets” is being determined (which calculation shall give pro forma effect to any acquisition by or disposition of assets of Keysight or any of its subsidiaries involving the payment or receipt by Keysight or any of its subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $25 million that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture and from time to time.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to the acquisition of assets not previously owned by Keysight or any direct or indirect subsidiaries of Keysight or the financing of a project involving the development or expansion of properties of Keysight or any direct or indirect subsidiaries of Keysight, in each case as to which the obligee with respect to such indebtedness or obligation has no recourse to Keysight or any direct or indirect subsidiary of Keysight or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Principal Property” means the headquarters of Keysight, each manufacturing facility, each research and development facility and each service and support facility (in each case including associated office facilities) located within or outside the territorial limits of the United States of America owned by Keysight or any of its wholly owned subsidiaries, except such as Keysight’s board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of Keysight and its subsidiaries taken as a whole) not to be of material importance to the business of Keysight and its subsidiaries, taken as a whole.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“trustee” means the person named as “Trustee” in the indenture until a successor trustee shall have become such pursuant to the applicable provisions of the indenture, and thereafter, “trustee” shall mean or include each person who is then a trustee under the indenture, and if at any time there is more than one such person, “trustee” as used with respect to the notes of any series shall mean the trustee with respect to the notes of that series.

Modification and Waiver

Subject to certain exceptions, the indenture and the notes may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding notes of all series affected by such amendment taken together (including consents obtained in connection with a tender offer or exchange for the notes of such series). Keysight and the trustee may, without the consent of any holders, change the indenture or the notes:

•	to evidence the succession of another person to Keysight and the assumption by any such successor of any covenants of Keysight under the indenture and the notes;

•	to add to any covenants of Keysight for the benefit of holders of the notes or to surrender any right or power conferred upon Keysight by the indenture;

•	to add any additional events of default for the benefit of holders of the notes;

•	to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

•	to secure the notes or to add guarantees of or additional obligors on the notes of all or any series;

•	to add or appoint a successor or separate trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee in accordance with the requirements set forth in the indenture;

•	to cure any ambiguity, defect or inconsistency;

•	to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of notes, provided that the interests of the holders of the notes are not adversely affected in any material respect;

•	to make any other change that would not adversely affect the holders of the notes in any material respect;

•	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•	to conform the indenture to the “Description of the Notes” or any other similarly titled section in any offering memorandum, prospectus or prospectus supplement relating to a series of notes; and

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of notes, provided that any such addition, change or elimination (i) shall neither (A) apply to any note of any series created prior to the execution of the supplemental indenture affecting such modification and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such note with respect to such provision or (ii) shall become effective only when there is no such note outstanding.

Notwithstanding the foregoing, no modification, supplement, waiver or amendment to the indenture or the notes may, without the consent of the holder of each outstanding notes affected thereby:

•	make any change to the percentage of principal amount of notes of any series the holders of which must consent to an amendment, modification, supplement or waiver;

•	reduce the rate of or extend the time of payment for interest on any notes;

•	reduce the principal amount or extend the stated maturity of any notes;

•	reduce the redemption price of any notes or add redemption provisions to the notes;

•	make any notes payable in currency other than that stated in the indenture or the applicable notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to notes; or

•	make any change in the ranking or priority of any series of notes that would adversely affect the holder of such series of notes.

Any past default with respect to any notes may be waived on behalf of all holders of such notes by the holders of a majority in aggregate principal amount of the outstanding notes of all series affected by such waiver taken together, except a default in the payment of principal of or any premium or interest on such notes or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each such outstanding note. Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for any purpose under the indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default. In addition, once a default or event of default is cured, it ceases to exist.

Defeasance

Keysight at any time may terminate all its obligations with respect to any series of notes and the indenture, as it relates to such series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. Keysight at any time may also terminate its obligations described under the heading “—Certain Covenants” and under clauses (4), (5) and (6) under the heading “—Events of Default,” with respect to a series of notes, which termination is referred to herein as “covenant defeasance.” Keysight may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If Keysight exercises its legal defeasance option with respect to any series of notes, payment of such notes may not be accelerated because of an event of default with respect thereto. If Keysight exercises its covenant defeasance option with respect to any series of notes, payment of such notes may not be accelerated because of an event of default specified in clauses (4), (5) and (6) under “—Events of Default” with respect to the covenants described under “—Certain Covenants” and Keysight will no longer be obligated to comply with its obligations described under “—Certain Covenants.”

The legal defeasance option or the covenant defeasance option with respect to any notes may be exercised only if:

(a) Keysight irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the notes being defeased to maturity;

(b) no default or event of default with respect to the notes has occurred and is continuing with respect to such notes on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit;

(c) in the case of the legal defeasance option, Keysight delivers to the trustee an opinion of counsel stating that:

(1) Keysight has received from the IRS a ruling, or

(2) since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that and based thereon such opinion of counsel shall confirm that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

(d) in the case of the covenant defeasance option, Keysight delivers to the trustee an opinion of counsel to the effect that the holders of the notes being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(e) Keysight delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance of such notes have been complied with as required by the indenture.

Discharge

When (i) Keysight delivers to the trustee all outstanding notes of any series (other than notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding notes of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Keysight irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding notes of such series, including interest thereon, and if in either case Keysight pays all other sums related to the notes of such series payable under the indenture by Keysight, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the notes of such series on demand of Keysight accompanied by an officers’ certificate and an opinion of counsel of Keysight stating that all conditions precedent under the indenture relating to such satisfaction and discharge have been complied with.

Events of Default

Each of the following is an “event of default” under the indenture with respect to notes of any series:

(1) a failure to pay principal of the notes of such series when due at its stated maturity date, upon optional redemption or otherwise;

(2) a default in the payment of any interest or premium, if any, on the notes of such series when due, continued for 30 days;

(3) certain events of bankruptcy, insolvency or reorganization involving Keysight;

(4) a default in the performance, or breach, of Keysight’s obligations under the “Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets” heading described above;

(5) a default in the performance, or breach, of any other covenant, warranty or agreement applicable to such series of notes (other than a default or breach pursuant to clause (4) immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 90 days after a Notice of Default (as defined below) is given to Keysight; and

(6) (a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness for borrowed money of Keysight (other than indebtedness of Keysight owing to any of its subsidiaries) outstanding in an amount in excess of $100 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness for borrowed money of Keysight (other than indebtedness of Keysight owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 6(a) or (b) ceases or is cured, waived, rescinded or annulled, then the related event of default under the indenture will be deemed cured.

A default under clause (5) or (6) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding notify Keysight of the default and Keysight does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Keysight shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Keysight is taking or proposes to take with respect thereto.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving Keysight) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding notes of such series may declare, by notice to Keysight in writing (and to the trustee, if given by the holders of the notes) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding notes of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving Keysight shall occur, such amount with respect to all the outstanding notes of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the outstanding notes of such series to the fullest extent permitted by applicable law. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding notes of such series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding notes of such series, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes of such series, unless such holders shall have offered to the trustee reasonable indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series.

No holder of notes of any series will have any right to institute any proceeding with respect to the indenture or the notes unless:

(a) such holder has previously given to the trustee written notice of a continuing event of default;

(b) the registered holders of at least 25% in aggregate principal amount of the notes of such series then outstanding have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

(c) the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any notes for enforcement of payment of the principal of, and premium, if any, or interest on, such notes on or after the respective due dates thereof.

The indenture will require Keysight to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Keysight will be required to deliver to the trustee a statement specifying such default or event of default.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until Keysight issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. Keysight can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-Entry; Delivery and Form; Global Notes

The information in this section and in the sections titled “—Ownership of Beneficial Interests” and “—Euroclear and Clearstream, Luxembourg” are provided solely as a matter of convenience. The operations and procedures of DTC, Euroclear and Clearstream, Luxembourg are solely within the control of the respective settlement systems and are subject to changes by them. Keysight takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

The notes will be offered in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. Keysight will issue each series of notes in the form of one or more permanent global notes in fully registered, book-entry form without interest coupons, which we refer to as the “global notes.” Each such global note will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Except as described below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in registered certificated form (“certificated notes”) except in the limited circumstances described below. See “—Ownership of Beneficial Interests.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated notes.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants.

DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives), directly or indirectly own DTC. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. Keysight understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global notes, such as redemptions, tenders, defaults, and proposed amendments to the note documents. Beneficial owners may ascertain that the nominee holding the global notes for their benefit has agreed to obtain and transmit notices to beneficial owners or beneficial owners may provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

Keysight expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Keysight also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither Keysight, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Keysight expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although Keysight expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Keysight nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated notes may be issued in exchange for beneficial interests in the global notes under certain circumstances, including (i) if an event of default shall have occurred and be continuing with respect to the notes and DTC notifies the trustee of its decision to exchange beneficial interests in the global notes for certificated notes, (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes or ceases to be a “clearing agency” registered under the Exchange Act, and, in either event, a successor depositary is not appointed by Keysight within 90 days or (iii) at any time Keysight notifies the trustee in writing that it elects to cause the issuance of certificated notes under the indenture. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

Euroclear and Clearstream, Luxembourg

If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, société anonyme, which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Keysight has no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture and has also been appointed by Keysight to act as registrar, transfer agent and paying agent for the notes.

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND DELAWARE LAW

Provisions of the DGCL and Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could make it more difficult to acquire Keysight by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of Keysight to first negotiate with our board of directors. Keysight believes that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Keysight outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

Keysight is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (i) prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) the voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by Keysight’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by Keysight’s shareholders.

Classified Board

Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our board of directors is divided into three classes, with the three classes each serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. Subject to the rights of holders of any then-outstanding series of Preferred Stock, Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the number of directors will be fixed exclusively by resolution of the board of directors.

At any meeting of shareholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the shareholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by the board of directors, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the shareholders entitled to vote in the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of Keysight’s board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Keysight.

Keysight’s board of directors currently consists of eight directors divided into three classes. The current composition of the board of directors and the term expiration dates for each class of directors is as follows:

Class	Directors	Term expires
I	Ronald S. Nersesian, Charles J. Dockendorff and Robert A. Rango	2018
II	James G. Cullen, Jean M. Halloran and Mark Templeton	2019
III	Paul N. Clark and Richard Hamada	2020

Each of the Class III directors were elected to new terms, expiring 2020, at the Annual Meeting of shareholders of Keysight held on Thursday, March 16, 2017 at 8:00 a.m., Pacific Standard Time, at Keysight’s headquarters located at 1400 Fountaingrove Parkway, Santa Rosa, California 95403.

Removal of Directors

Keysight’s Amended and Restated Bylaws provide that our shareholders may remove our directors only for cause, by an affirmative vote of holders of at least the majority of Keysight’s voting stock then outstanding.

Amendments to Amended and Restated Certificate of Incorporation

Keysight’s Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of its voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of directors, the filling of board vacancies, the advance notice to be given for nominations for elections of directors, the calling of special meetings of shareholders, shareholder action by written consent, the ability of the board of directors to amend the bylaws, the elimination of liability of directors to the extent permitted by Delaware law, exclusive forum for certain types of actions and proceedings that may be initiated by Keysight’s shareholders and amendments of the Amended and Restated Certificate of Incorporation.

Amendments to Amended and Restated Bylaws

Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that they may be amended by Keysight’s board of directors or by the affirmative vote of holders of a majority of Keysight’s voting stock then outstanding, except that the affirmative vote of holders of at least 80% of Keysight’s voting stock then outstanding is required to amend certain provisions relating to the calling of special meetings of shareholders, the business that may be conducted or considered at annual or special meetings, the advance notice of shareholder business and nominations, shareholder action by written consent, the number, tenure, qualifications and removal of Keysight’s directors, the filling of board vacancies, director and officer indemnification and amendments of the bylaws.

Size of Board and Vacancies

Keysight’s Amended and Restated Bylaws provide that the number of directors on our board of directors will be fixed exclusively by our board of directors, subject to the rights of any holders of any series of Preferred Stock to elect directors under specified circumstances. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on Keysight’s board of directors will be appointed for a term expiring at the next election of the class for which such director has been appointed, and until his or her successor has been elected and qualified.

Special Shareholder Meetings

Keysight’s Amended and Restated Certificate of Incorporation provides that only the board of directors, pursuant to a resolution adopted by the majority of the entire board, the chairman of the board of directors or

Keysight’s chief executive officer, or, if the chief executive officer is absent or unable, by the president or any executive vice president, may call special meetings of Keysight’s shareholders. The majority of the board of directors must concur with the calling of the meeting by the chairman, chief executive officer, president or any executive vice president. Shareholders may not call special shareholder meetings.

Shareholder Action by Written Consent

Keysight’s Amended and Restated Certificate of Incorporation expressly eliminates the right of shareholders to act by written consent. Shareholder action must take place at the annual or a special meeting of Keysight shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Keysight’s Amended and Restated Certificate of Incorporation mandates that advance notice of shareholder nominations for the election of directors will be given in accordance with the bylaws. The Amended and Restated Bylaws establish advance notice procedures with respect to shareholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for shareholders making the proposals or nominations. Additionally, the Amended and Restated Bylaws require that candidates for election as director disclose their qualifications and make certain representations.

No Cumulative Voting

The DGCL provides that shareholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Keysight’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Undesignated Preferred Stock

The authority that Keysight’s board of directors possesses to issue Preferred Stock could potentially be used to discourage attempts by third parties to obtain control of Keysight through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or costly. Keysight’s board of directors may be able to issue Preferred Stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.

Director Liability Limitation and Indemnification

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for certain breaches of directors’ fiduciary duties as directors, and Keysight’s Amended and Restated Certificate of Incorporation includes such an exculpation provision. Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of Keysight, or for serving at Keysight’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that Keysight must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Keysight’s Amended and Restated Bylaws expressly authorize Keysight to carry directors’ and officers’ insurance to protect Keysight, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions in Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against Keysight’s directors and officers, even though such an action, if successful, might otherwise benefit Keysight and our shareholders. However, these provisions do not limit or eliminate Keysight’s rights, or those of any shareholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, Keysight pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any Keysight directors, officers or employees for which indemnification is sought.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of institutional purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The related prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the specific securities to be offered and sold;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents and any other items constituting underwriting compensation and any other offering expenses; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The related prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in any offerings pursuant to a prospectus supplement to this prospectus may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.

Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, as amended, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of securities will be a new issue and, other than our Common Stock, which is listed on the New York Stock Exchange under the symbol “KEYS”, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of our Common Stock, on any additional exchange, but, unless otherwise specified in the related prospectus supplement, we shall not be obligated to do so. Underwriters will not be obligated to make a market in any securities. No assurance can be given as to the liquidity of any trading market for any securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements, the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended October 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Ixia and subsidiaries as of December 31, 2016 and December 31, 2015, and for each of the three years in the period ended December 31, 2016 incorporated in this prospectus by reference from Ixia’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Ixia and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding Keysight Technologies, Inc. and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.investor.keysight.com and clicking on the link “Financial Information—SEC Filings.” This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. This prospectus does not contain all of the information that you can find in the registration statement and its exhibits. For further information concerning us and the securities being offered, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement of which this prospectus is a part.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus and any related prospectus supplement. We hereby incorporate by reference the following documents or information filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended October 31, 2016;

•	“Item 1A. Risk Factors,” “Item 8. Financial Statements and Supplementary Data” and “Item 9A. Controls and Procedures” of Ixia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 1, 2017;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 30, 2017, February 1, 2017, February 22, 2017, March 20, 2017 (other than the information therein that was furnished and not filed) and March 20, 2017;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 6, 2017 and additional proxy solicitation materials filed on February 6, 2017 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended October 31, 2016); and

•	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and before the termination of the offering of the securities made under this prospectus.

Provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Keysight Technologies, Inc.

Attention: Corporate Secretary

1400 Fountaingrove Parkway

Santa Rosa, California 95403

(800) 829-4444

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN ANY SUPPLEMENT TO THIS PROSPECTUS OR, IF APPLICABLE, ANY OTHER OFFERING MATERIALS WE MAY PROVIDE YOU. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE HEREOF, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item. 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses in connection with the distribution of the securities being registered. All amounts shown below are estimates:

Securities and Exchange Commission registration fee	$	*
Accountants’ fees and expenses	$	**
Legal fees and expenses	$	**
Printing	$	**
Trustee, transfer agent and registrar fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, under which we are organized, generally empowers a corporation, subject to certain limitations, to indemnify its officers, directors, employees and agents, or others acting in similar capacities for other entities at the request of the corporation, against certain expenses (including attorneys’ fees), judgments, fines and other amounts that may be paid or incurred by them in their capacities as directors, officers, employees or agents of the corporation.

Pursuant to the DGCL, a corporation may not indemnify any director, officer, employee or agent made or threatened to be made a party to any threatened, pending or completed proceeding unless such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, provide for indemnification of Keysight’s officers, directors, employees and agents to the extent and under the circumstances permitted under the DGCL. Keysight has purchased and maintains insurance to protect persons entitled to indemnification in accordance with the foregoing. The foregoing summary is qualified in its entirety by reference to the complete text of the Keysight Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, which are incorporated by reference as exhibits into this registration statement.

Item 16. Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on March 20, 2017.

Keysight Technologies, Inc.

By:	/s/ RONALD S. NERSESIAN
	Name:	Ronald S. Nersesian
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Stephen D. Williams and Jeffrey K. Li as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming that all such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD S. NERSESIAN Ronald S. Nersesian	Director, President, and Chief Executive Officer (Principal Executive Officer)	March 20, 2017

/s/ NEIL DOUGHERTY Neil Dougherty	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 20, 2017

/s/ JOHN SKINNER John Skinner	Vice President and Corporate Controller (Principal Accounting Officer)	March 20, 2017

/s/ PAUL N. CLARK Paul N. Clark	Chairman of the Board	March 20, 2017

/s/ JAMES G. CULLEN James G. Cullen	Director	March 20, 2017

/s/ CHARLES J. DOCKENDORFF Charles J. Dockendorff	Director	March 20, 2017

/s/ JEAN M. HALLORAN Jean M. Halloran	Director	March 20, 2017

/s/ RICHARD HAMADA Richard Hamada	Director	March 20, 2017

/s/ ROBERT A. RANGO Robert A. Rango	Director	March 20, 2017

/s/ MARK B. TEMPLETON Mark B. Templeton	Director	March 20, 2017

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement (Common Stock).

1.2**	Form of Underwriting Agreement (Preferred Stock).

1.3**	Form of Underwriting Agreement (Senior Debt Securities).

2.1	Agreement and Plan of Merger, dated as of January 30, 2017, by and between Keysight Technologies, Inc. and Ixia (incorporated by reference to Exhibit 2.1 of Keysight Technologies, Inc.’s Current Report on Form 8-K, filed with the SEC on February 1, 2017).

4.1	Amended and Restated Certificate of Incorporation of Keysight Technologies, Inc. (incorporated by reference to Exhibit 3.1 to Keysight Technologies, Inc.’s Current Report on Form 8-K filed November 3, 2014).

4.2	Amended and Restated Bylaws of Keysight Technologies, Inc. (incorporated by reference to Exhibit 3.2 to Keysight Technologies, Inc.’s Current Report on Form 8-K filed November 3, 2014).

4.3	Indenture, dated as of October 15, 2014, between Keysight Technologies, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Keysight Technologies, Inc.’s Current Report on Form 8-K filed October 17, 2014).

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3*	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in their opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

25.1*	Statement of Eligibility on Form T-1 of U.S. Bank, National Association, as trustee for Senior Debt Securities.

*	Filed herewith.
**	To be filed as an amendment or as an exhibit to an Exchange Act report of the Registrant and incorporated herein by reference.